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                                                               EXHIBIT 10-F(iii)




                             TERMINATION OF LEASE


        This Termination of Lease is made as of this 30th day of September, 1995 between Western Properties ("Landlord") and Bindley Western Industries, Inc. ("Tenant").

        WHEREAS, Landlord is the owner of certain real estate located in Marion County, Indiana, more particularly described on the attached Exhibit A;

        WHEREAS, Landlord has leased the real estate described in the attached Exhibit A to Tenant pursuant to a lease dated June 3, 1978, as amended September 30, 1982 (the "Lease"); and

        WHEREAS, Landlord and Tenant desire to terminate the Lease.

        NOW, THEREFORE, in consideration of the payment of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby terminate the Lease.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year indicated above.


                                        WESTERN PROPERTIES

                                        By: /s/ William E. Bindley
                                            -----------------------------------
                                            William E. Bindley, General Partner

                                        BINDLEY WESTERN INDUSTRIES, INC.

                                        By: /s/ Michael D. McCormick
                                            -----------------------------------

                                        Printed: Michael D. McCormick
                                                 ------------------------------

                                        Title: Executive V.P. & General Counsel
                                               --------------------------------

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A part of the Southwest Quarter of Section 30, Township 17 North, Range 3 East,
Pike Township, Marion County, Indiana, described as follows:

COMMENCING at the Southeast corner of the Southwest Quarter of Section 30, Township 17 North, Range 3 East, Pike Township, Marion County, Indiana; thence South 90 degrees 00 minutes 00 seconds West (assumed bearing) on the South line of said Southwest Quarter a distance of 150.00 feet to the Southwest corner of that tract of land described in a Warranty Deed recorded as Instrument No. 87-46781 in the Office of the Recorder, Marion County, Indiana, being the POINT OF BEGINNING of this description; thence continuing South 90 degrees 00 minutes 00 seconds West 381.54 feet on the South line of said Southwest Quarter to the Southwest corner of that tract of land described in a Quitclaim Deed recorded as Instrument No. 71-67427 in the Office of the Recorder, Marion County, Indiana; thence North 00 degrees 03 minutes 17 seconds East 249.87 feet on the West line of the real estate described in said Instrument No. 71-67427 to the intersection with the Westerly prolongation of the South line of an existing Warehouse; thence South 89 degrees 56 minutes 30 seconds East 380.89 feet on said Westerly prolongation, the South line of said existing warehouse and the Easterly prolongation thereof to the West line of the real estate described in said Instrument No. 87-46781; thence South 00 degrees 05 minutes 43 seconds East 249.48 feet on the West line of the real estate described in said Instrument No. 87-46781 to the POINT OF BEGINNING, containing 2.19 acres, more or less.



                                  EXHIBIT A